As filed with the Securities and Exchange Commission on May 19, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	11-3170868
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

One Astoria Federal Plaza	11042-1085
Lake Success, New York	(Zip Code)
(Address of principal executive offices)

(516) 327-3000
(Registrant’s telephone number, including area code)

Alan P. Eggleston	Copy to:
Executive Vice President, Secretary and	Robert C. Azarow, Esq.
General Counsel	Sonnenschein Nath & Rosenthal LLP
Astoria Financial Corporation	Two World Financial Center
One Astoria Federal Plaza	New York, NY 10281
Lake Success, New York 11042-1085	(212) 768-5371
(516) 327-3000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*
Common Stock				$0
Preferred Stock				$0
Debt Securities				$0
Capital Securities**				$0
Guarantees				$0
Warrants				$0
Units				$0

*  An unspecified aggregate amount of securities of each identified class of securities is being registered, and, in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant will pay the registration fee on a pay-as-you-go basis.

**  This registration statement is registering capital securities representing beneficial interests in one or more statutory trusts that may be established from time to time by the Registrant, the assets of which will consist of fixed or variable rate junior subordinated debt securities deposited by the Registrant.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Capital Securities
Guarantees
Warrants
Units

We may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.  We may offer these securities in amounts, at prices and on terms determined at the time of each offering.  The preferred stock and debt securities may be convertible into or exchangeable for other securities of ours.  In addition, we may establish statutory trusts from time to time for the purpose of issuing capital securities.  Each statutory trust may issue capital securities in one or more offerings.  We will own all of the common securities of each statutory trust established by us and issue to each established statutory trust fixed or variable rate junior subordinated debt securities, which will constitute 100% of the assets of each such statutory trust.  Capital securities of each statutory trust will be issued in amounts, at prices and on terms determined at the time of each offering, and may be convertible into or exchangeable for other securities of ours.

Each time we offer securities, we will provide a supplement to this prospectus or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement and a pricing supplement, if any.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We may sell the securities to or through underwriters, and also to other purchasers or through agents.  The names of the underwriters will be stated in the prospectus supplements and other offering material.  We may also sell securities directly to investors.

We, any of our to-be-formed statutory trusts or any selling stockholder, as the case may be, may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.

Astoria Financial Corporation’s common stock is currently traded on the New York Stock Exchange under the trading symbol “AF.”  Any common stock that we may sell pursuant to any supplement to this prospectus will be listed for quotation on the New York Stock Exchange upon official notice of issuance.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.  These securities involve investment risks, including possible loss of principal.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2010.

TABLE OF CONTENTS

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, referred to as the Securities Act.  Under the rules and regulations of the SEC relating to automatic shelf registration statements, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer, and is not meant to be a complete description of each security.  Each time that we make an offer for sale of the securities described in this prospectus we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.  The prospectus supplement may also add, update, or change information contained in this prospectus.  We urge you to read both this prospectus and any applicable prospectus supplement together with the documents incorporated and deemed incorporated by reference and any additional information you may need to make your investment decision.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has not been a change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

As used in this prospectus, “AFC,” “the Company,” “we,” “us,” and “our” refer to Astoria Financial Corporation.  Such references do not refer to any subsidiary of or statutory trust established by Astoria Financial Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, referred to as the Exchange Act.  You may read and copy these materials at prescribed rates at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Please call 1-800-SEC-0330 for further information regarding the operation of the SEC’s Public Reference Room.  Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Our Internet address is www.astoriafederal.com.  We make available on our website, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable.  Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

In addition, our common stock is currently traded on the New York Stock Exchange under the trading symbol “AF” and you may inspect information about the Company by visiting the New York Stock Exchange website at http://www.nyse.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC.  The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.  We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed not to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 001-11967);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (File No. 001-11967); and

•
Our Current Reports on Form 8-K filed on the following dates: January 4, 2010, February 3, 2010, February 17, 2010, March 25, 2010, April 22, 2010 (only the Form 8-K filed on such date under both Items 5.02 and 9.01) and April 28, 2010 (File No. 001-11967).

In addition, all future filings that we make with the SEC under Sections 13(c), 14 and 15(d) of the Exchange Act, after the filing of this prospectus and prior to the termination of the applicable offering, are incorporated by reference into this prospectus and any supplements to this prospectus (other than information that pursuant to SEC rules is deemed not to be filed).  Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement.  Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus.

Upon request, we will provide, without charge, a copy of any or all of the documents that have been incorporated by reference in this prospectus or in any related prospectus supplement, but have not been delivered with the prospectus, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference.

Written requests for copies should be directed to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042.  Telephone requests for copies should be directed to (516) 327-7869.

You should rely only upon the information provided in this prospectus, or incorporated in this prospectus by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by the use of the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;

•	changes in deposit flows, loan demand or real estate values may adversely affect our business;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•
general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate;

•	legislative or regulatory changes may adversely affect our business;

•	technological changes may be more difficult or expensive than we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or

•
litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate.

We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 200,000,000 shares of its common stock, par value $0.01 per share, referred to as the AFC Common Stock, and 5,000,000 shares of its preferred stock having a par value of $1.00 per share, referred to as the AFC Preferred Stock.  As of April 30, 2010 there were 97,895,929 shares of AFC Common Stock issued and outstanding and no shares of AFC Preferred Stock issued and outstanding.  Each share of the AFC Common Stock has the same relative rights as, and is identical in all respects with, each other share of AFC Common Stock.  The Company’s Board of Directors has the power from time to time to issue additional shares of AFC Common Stock or AFC Preferred Stock authorized by the Company’s Certificate of Incorporation, as amended, referred to as the Certificate of Incorporation, without obtaining approval of the Company’s stockholders.  The rights, qualifications, limitations and restrictions on each series of AFC Preferred Stock issued will be determined by the Company’s Board of Directors and approved as required by the Delaware General Corporation Law, referred to as the DGCL, or otherwise, at the time of issuance and may include, among other things, rights in liquidation, rights to participating dividends, voting and convertibility to AFC Common Stock.  The following descriptions of the Company’s capital stock are qualified in their entirety by reference to the Company’s Certificate of Incorporation.

Common Stock

The following summary contains a description of the general terms of the AFC Common Stock that we may issue.  The specific terms of AFC Common Stock that we issue will be described in the related prospectus supplement.  The following summary of the AFC Common Stock is not complete.  We encourage you to read our Certificate of Incorporation and Bylaws, as amended, referred to as the Bylaws.

Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as, and when declared by the Company’s Board of Directors.  The payment of dividends by the Company is subject to limitations that are imposed by law and applicable regulations.  The holders of AFC Common Stock are entitled to receive and share equally in such dividends as may be declared by the Company’s Board of Directors out of funds legally available therefor.  Any holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock with respect to dividends.

Voting Rights.  The holders of AFC Common Stock possess exclusive voting rights in the Company.  Such holders elect the Company’s Board of Directors and act on such other matters as are required to be presented to them under the DGCL or the Company’s Certificate of Incorporation or as are otherwise presented to them by the Company’s Board of Directors.  Except as discussed in “−Limitation on Voting Rights,” each holder of AFC Common Stock is entitled to one vote per share of AFC Common Stock and will not have any right to cumulate votes in the election of directors.  Holders of AFC Preferred Stock will not have voting rights except in certain limited circumstances, although the Company’s Board of Directors may provide voting rights for any newly created series of AFC Preferred Stock that may be issued in the future.

Limitation on Voting Rights.  The Company’s Certificate of Incorporation provides that in no event shall any record owner of any outstanding AFC Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of AFC Common Stock, referred to as the Limit, be entitled or permitted to any vote with respect to the shares held in excess of the Limit.  Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of such person’s affiliates (as defined in the Company’s Certificate of Incorporation), shares that such person or such person’s affiliates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and such person’s affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP of Astoria Federal Savings and Loan Association, referred to as Astoria Federal, or, in the case of directors or officers of Astoria Federal or the Company, shares beneficially owned by any other such director or officer or shares that are subject to a publicly solicited revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and such person’s affiliates.  The Company’s Certificate of Incorporation further provides that such provision limiting voting rights only may be amended upon the vote of 80% of the outstanding shares of voting stock.

Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of Astoria Federal, the Company, as a holder of Astoria Federal’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Astoria Federal (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation accounts established for the benefit of certain account holders of Astoria Federal in connection with its conversion to stock form and for the benefit of certain account holders of Fidelity New York, FSB, The Greater New York Savings Bank and The Long Island Savings Bank, FSB in connection with their respective conversions to stock form, all assets of Astoria Federal available for distribution.  In the event of liquidation, dissolution, or winding up of the Company, the holders of AFC Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution.  Holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the AFC Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

Issuance of Stock.  In certain instances, the issuance of authorized but unissued shares of AFC Common Stock or AFC Preferred Stock may have an anti-takeover effect.  The authority of the Company’s Board of Directors to issue AFC Preferred Stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Company’s Board of Directors to prevent a change of control of the Company despite a shift in ownership of AFC Common Stock.  In addition, the authority of the Company’s Board to issue additional shares of AFC Common Stock may help deter or delay a change of control of the Company by increasing the number of shares needed to gain control.

Anti-takeover Provisions Contained in the Company’s Certificate of Incorporation and Bylaws.  Our Certificate of Incorporation and Bylaws contain a number of provisions, relating to corporate governance and certain rights of stockholders, that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, such provisions will also render the removal of our Board of Directors or management more difficult.

The following description is necessarily general and qualified by reference to our Certificate of Incorporation and Bylaws. See “Where You Can Find More Information” as to how to obtain a copy of these documents.

Limitation on Voting Rights. As described above, our Certificate of Incorporation provides that in no event shall any record owner of any outstanding AFC Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of AFC Common Stock (the Limit) be entitled or permitted to any vote with respect to the shares held in excess of the Limit.  See “−Limitation on Voting Rights” above for more information.

Classified Board; Power of Directors to Fill Vacancies. Our Board of Directors is required by the Certificate of Incorporation and Bylaws to be divided into three classes. One of the three classes of directors is required to be elected annually by our stockholders for a three-year term. A classified board promotes continuity and stability of our management but makes it more difficult for stockholders to change a majority of the Board of Directors because it generally takes at least two annual elections of directors for this to occur. In addition, any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office.

Removal of Directors. Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and upon the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.  In the absence of these provisions, the vote of the holders of a majority of our shares could remove the entire Board of Directors, with or without cause, and replace it with persons of such holders’ choice.

Votes of Stockholders. Our Certificate of Incorporation also provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders and prohibits stockholder action by written consent.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of AFC Preferred Stock and AFC Common Stock. Our Board of Directors may authorize the issuance of one or more series of AFC Preferred Stock without stockholder approval. See “−Issuance of Stock.” These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. Our Certificate of Incorporation requires the approval of the holders of at least 80% of the voting power of the then-outstanding shares of voting stock of the Company, voting together as a single class, to approve certain “Business Combinations” and related transactions. Under the DGCL, absent this provision, Business Combinations, which include mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock and any other affected class of stock.

The vote of the holders of at least 80% of our shares is required in connection with any transaction involving an “Interested Stockholder” except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of our Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth in our Certificate of Incorporation which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient.

The term “Interested Stockholder” is defined to include any individual, group acting in concert, corporation, partnership or other entity (other than us or our subsidiaries) which is the beneficial owner, directly or indirectly, of more than 10% of our outstanding voting stock.

A “Business Combination” means:

•	any merger or consolidation of us or any of our subsidiaries with or into any Interested Stockholder or its affiliate;

•
any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or its affiliate of any of our assets or any of our subsidiaries having an aggregate Fair Market Value (as defined in the Certificate of Incorporation) equaling or exceeding 25% or more of the combined assets of us and our subsidiaries;

•
the issuance or transfer to any Interested Stockholder or its affiliate by us (or any subsidiary) of any of our securities in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the outstanding AFC Common Stock and the common stock of our subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of ours or a subsidiary of ours;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder or its affiliate; or

•
any reclassification of securities (including any reverse stock split), recapitalization, merger or consolidation of us with any of or subsidiaries or any other transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of our (or any subsidiary’s) equity or convertible securities, which is directly or indirectly owned by any Interested Stockholder or its affiliate.

Evaluation of Offers. Our Certificate of Incorporation provides that our Board of Directors, when evaluating any offer from another party to:

•	make a tender or exchange offer for any outstanding equity security of ours;

•	merge or consolidate us with another corporation or entity; or

•	purchase or otherwise acquire all or substantially all of our properties and assets,

may, in connection with the exercise of its judgment in determining what is in the best interest of us and our stockholders, give due consideration to all relevant factors, including, without limitation, those factors that directors of any of our subsidiaries may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer:

•	on our present and future customers and employees and those of our subsidiaries;

•	on the communities in which we and our subsidiaries operate or are located;

•	on our ability to fulfill our corporate objective under applicable laws and regulations; and

•	on the ability of Astoria Federal to fulfill the objectives of a stock form savings and loan association under applicable statutes and regulations.

By including these standards in our Certificate of Incorporation, our Board of Directors may be in a stronger position to oppose such a transaction if it concludes that the transaction would not be in our best interests, even if the price offered is significantly greater than the then market price of our equity securities.

Amendment of Certificate of Incorporation and Bylaws. Amendment of the provision of our Certificate of Incorporation relating to Business Combinations, and various other provisions, must be approved by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding shares of our capital stock, voting together as a single class.  In addition, the Company reserves the right to amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation.

Furthermore, our Certificate of Incorporation provides that the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company, and these actions shall require the approval of a majority of the entire Board of Directors.  The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Company required by law or the Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws. These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through Bylaw amendments is an important element of the takeover strategy of the acquiror.  Absent these provisions, the DGCL provides that a corporation’s certificate of incorporation and bylaws may be amended by the holders of a majority of the corporation’s outstanding capital stock.

Stockholder Nominations and Proposals. Our Bylaws require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting, to give approximately 90 days’ notice in advance of the annual stockholders’ meeting to our Secretary. This advance notice provision requires a stockholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder who wishes to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws.  The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our Board of Directors. Our Board of Directors believes these provisions are in the best interests of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, our Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and the Board of Directors and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interests of all stockholders.

Delaware Corporate Law.  The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL, is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general, Section 203 provides that a “Person” who owns 15% or more of the outstanding voting stock of a Delaware corporation may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such “Person” acquired 15% of the outstanding voting stock. The DGCL defines “business combination” broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203:

•
any business combination if, prior to the date a person acquired 15% of the outstanding voting stock, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder acquiring 15%;

•
any business combination involving a person who acquired at least 85% of the outstanding voting stock in the same transaction in which 15% of the outstanding voting stock was acquired (with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans);

•	any business combination that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested party; and

•
certain business combinations that are proposed after the receipt by the corporation of certain other acquisition proposals which are approved or not opposed by a majority of certain continuing members of the board of directors.

A corporation may exempt itself from the requirement of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203 of the DGCL. At the present time, the Board of Directors does not intend to propose any such amendment.

Regulatory Restrictions − Change of Control Regulations.  The Change in Bank Control Act  of 1978, as amended, referred to as the Change in Bank Control Act, provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision, referred to as the OTS, has been given 60 days prior written notice. The Home Owners’ Loan Act, as amended, referred to as the HOLA, provides that no company may acquire “control” of a savings institution without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

The OTS may prohibit an acquisition of control if:

•	it would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

Preferred Stock

The following summary contains a description of the general terms of the AFC Preferred Stock that we may issue.  The specific terms of any series of AFC Preferred Stock will be described in the prospectus supplement relating to that series of AFC Preferred Stock.  The terms of any series of AFC Preferred Stock may differ from the terms described below.  Certain provisions of the AFC Preferred Stock described below and in any prospectus supplement are not complete.  You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designations, Rights and Preferences with respect to the establishment of a series of AFC Preferred Stock, which will be filed with the SEC in connection with the offering of such series of AFC Preferred Stock.

General.  The AFC Preferred Stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the AFC Preferred Stock.  You should read the prospectus supplement relating to the particular series of the AFC Preferred Stock being offered for specific terms, including:

•	the designation and stated value per share of the AFC Preferred Stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the AFC Preferred Stock will be issued;

•
the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the AFC Preferred Stock.

The AFC Preferred Stock will, when issued, be fully paid and nonassessable.  Unless otherwise specified in the prospectus supplement, each series of the AFC Preferred Stock will rank equally as to dividends and liquidation rights in all respects with each other series of AFC Preferred Stock.  The rights of holders of shares of each series of AFC Preferred Stock will be subordinate to those of our general creditors.

Rank.  Any series of the AFC Preferred Stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•
senior to all classes of AFC Common Stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the AFC Preferred Stock (referred to as the Junior Securities);

•
equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the AFC Preferred Stock (referred to as the Parity Securities); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the AFC Preferred Stock.

Dividends.  Holders of the AFC Preferred Stock of each series will be entitled to receive, when, as, and if declared by our Board of Directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement.  Different series of AFC Preferred Stock may be entitled to dividends at different rates or based on different methods of calculation.  The dividend rate may be fixed or variable or both.  Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our Board of Directors, as specified in the applicable prospectus supplement.

Dividends on any series of the AFC Preferred Stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.  If our Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative AFC Preferred Stock, then the holders of that noncumulative AFC Preferred Stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.  Dividends on any series of cumulative AFC Preferred Stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement. No dividends may be declared or paid or funds set apart for the payment of dividends on any Junior Securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on any AFC Preferred Stock that is cumulative with respect to dividends.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any Parity Securities unless dividends have been paid or set apart for payment on the AFC Preferred Stock.  If full dividends are not paid, the AFC Preferred Stock will share dividends pro rata with the Parity Securities.

Rights Upon Liquidation.  If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of AFC Preferred Stock will be entitled to receive, before any payment or distribution of assets is made to holders of Junior Securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the AFC Preferred Stock, plus an amount equal to accrued and unpaid dividends and, if the series of the AFC Preferred Stock is cumulative, for all dividend periods prior to that point in time.  If the amounts payable with respect to the AFC Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the AFC Preferred Stock of that series and of the Parity Securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled.  After the holders of AFC Preferred Stock and the Parity Securities are paid in full, they will have no right or claim to any of our remaining assets.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any corporation into us will not be considered a dissolution, liquidation or winding up of our business or affairs.

As a savings and loan association holding company, our rights, the rights of our creditors and the rights of our stockholders (including the holders of any AFC Preferred Stock offered by this prospectus and the applicable prospectus supplement) to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary.  Accordingly, the AFC Preferred Stock will be effectively subordinated to all existing and future liabilities of our present and future subsidiaries (including Astoria Federal’s deposit liabilities).

Redemption.  We may provide that a series of the AFC Preferred Stock may be redeemable, in whole or in part, at our option, with prior OTS approval, if required.  In addition, a series of AFC Preferred Stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise.  The redemption provisions that may apply to a series of AFC Preferred Stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of AFC Preferred Stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of AFC Preferred Stock called for redemption.  In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of AFC Preferred Stock, if any dividends on any other series of AFC Preferred Stock ranking equally as to payment of dividends and liquidation rights with such series of AFC Preferred Stock are in arrears, no shares of any such series of AFC Preferred Stock may be redeemed, whether by mandatory or optional redemption, unless all shares of AFC Preferred Stock are redeemed, and we will not purchase any shares of such series of AFC Preferred Stock.  This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of the AFC Preferred Stock will have no voting rights except as otherwise required by law or in our Certificate of Incorporation.  If the holders of a series of AFC Preferred Stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of AFC Preferred Stock will have one vote.  For any series of AFC Preferred Stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders or any other series of AFC Preferred Stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Under regulations adopted by the OTS, if the holders of any series of the AFC Preferred Stock are or become entitled (i) to vote for the election of directors or (ii) to vote or to direct the conduct of the operations or other significant policies of the Company, such series may then be deemed a class of voting stock.  Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS.  Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.  See “−Common Stock−Regulatory Restrictions − Change of Control Regulations” above for more information.

Exchangeability.  We may provide that the holders of shares of AFC Preferred Stock of any series may be required at any time or at maturity to exchange those shares for our debt securities.  The applicable prospectus supplement will specify the terms of any such exchange.

Conversion.  The applicable prospectus supplement relating to a series of convertible AFC Preferred Stock will describe the terms on which shares of that series are convertible into shares of AFC Common Stock or a different series of AFC Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities, which may be senior debt securities or subordinated debt securities, and which may be convertible.  Our senior debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be selected and our subordinated debt securities will be issued in one or more series under a separate indenture to be entered into between us and a trustee to be selected.  In this prospectus, unless the context otherwise requires, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

The following description sets forth certain general terms and provisions of the debt securities.  The particular terms of a series of debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such debt securities, will be described in the related prospectus supplement.  The following summaries of the debt securities are not complete. We urge you to read the indentures that will be filed with the SEC and the description of the additional terms of the series of debt securities included in the prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the related prospectus supplement and indenture as well as to the following description.

Brief Description of the Debt Securities

The senior debt securities:

•	will be our unsecured senior obligations;

•	will be equal in ranking as to payment (“pari passu”) with all of our other existing and future senior unsecured indebtedness;

•	will be senior in right of payment to all of our existing and future subordinated indebtedness;

•	will rank junior in right of payment to all of our secured indebtedness; and

•	will rank junior in right of payment to all indebtedness and other liabilities of our subsidiaries.

The subordinated debt securities:

•	will be our unsecured subordinated obligations; and

•	will be subordinated in right of payment to all of our existing and future secured indebtedness and “senior indebtedness” (as defined below).

              As a savings and loan association holding company, our rights, the rights of our creditors (including holders of the debt securities) and the rights of our stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary.  Our obligations under the debt securities will not be guaranteed by any of our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our present and future subsidiaries (including Astoria Federal’s deposit liabilities). In addition, as a holding company, we rely primarily on dividends from Astoria Federal to make payments on our debt securities and to pay other corporate expenses.  Dividend payments from Astoria Federal are subject to regulatory limitations, generally based on current and retained earnings, imposed by the OTS.

General

The indentures will permit us to issue the debt securities in one or more series as may be authorized from time to time. In addition, the indentures will not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our Board of Directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued.

You should read the prospectus supplement relating to the particular series of debt securities being offered for specific terms relating to the offering. These terms will include some or all of the following:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as “original issue discount securities” (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated and, if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

You should be aware that other special federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to a particular series of debt securities will describe these considerations.

Please review the applicable prospectus supplement or pricing supplement you will receive for the terms of the specific series of debt securities we are offering.

Optional Redemption

Optional Redemption of Debt Securities. If applicable, the prospectus supplement for a series of debt securities will indicate the redemption price and other terms of any option we will have to redeem the debt securities prior to maturity. We will mail a notice of redemption to each holder which, in the case of global debt securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

A partial redemption of a series of debt securities may be effected by such method as the trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities of a series and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is the practice of The Depository Trust Company, referred to as DTC, to determine by lot the amount of debt securities held by each participant to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Optional Make-Whole Redemption of Debt Securities. If the applicable prospectus supplement provides that debt securities of a series are redeemable at our option and also provides for the payment of a redemption premium, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments.

Paying Agent and Registrar for the Debt Securities

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar for a series of debt securities without prior notice to the holders of the debt securities, and we or any of our subsidiaries may act as paying agent or registrar; provided, that we will at all times maintain one or more paying agents that have an office in New York, New York.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Merger, Consolidation, Sale, Lease or Conveyance

We will agree not to merge or consolidate with or into any other person and we will agree not to sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

•
the continuing or successor corporation (whether us or another corporation) or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all our obligations under each series of debt securities and the indenture or assumes such obligations as a matter of law;

•
immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no “default” or “event of default” (each as defined below) with respect to any series of debt securities issued under the indenture; and

•	we deliver or cause to be delivered to the trustee an officers’ certificate and opinion of counsel each stating that the merger, consolidation, sale, lease or conveyance complies with the indenture.

Certain Covenants

Subject to certain exceptions, the senior indenture will:

•	prohibit us and our subsidiaries from selling or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of Astoria Federal; and

•	prohibit Astoria Federal from issuing, selling or otherwise disposing of any shares of its capital stock or securities convertible into its capital stock,

unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of Astoria Federal after giving effect to that transaction.  The covenant described in the preceding sentence does not apply to any transaction of the type described above under “—Merger, Consolidation, Sale, Lease or Conveyance.”  Furthermore, we will not permit Astoria Federal to:

•
merge or consolidate with or into any corporation or other person, unless we are the surviving corporation or person, or unless we will own, directly or indirectly, at least 80% of  the surviving corporation’s issued and outstanding voting stock; or

•
lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that corporation or other person.

However, we may agree to any such merger or consolidation or sale, lease, assignment or transfer of properties and assets if it is required by law or it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by us of another entity.  The indenture may include additional conditions in such circumstances. Likewise, these covenants will not prohibit us or Astoria Federal from selling or transferring assets pursuant to any securitization transaction or pledging any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, to secure advances from the Federal Home Loan Bank of New York and reverse repurchase agreements.

Furthermore, for so long as any series of the senior debt securities is outstanding, we will not, nor will we permit Astoria Federal to, incur debt secured by any shares of voting stock of Astoria Federal (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the senior debt securities of each series equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of Astoria Federal (treating that encumbrance as a transfer of those shares to the secured party).

Under the indenture, the foregoing covenants may be waived by the holders of not less than a majority in principal amount of each outstanding series of senior debt securities affected thereby, unless we specify that such covenant cannot be so waived at the time we establish the series.

The subordinated indenture will not contain the covenants described above or any other significant restrictive covenants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding the capital stock of Astoria Federal described above under “—Certain Covenants”;

•
failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created.

If an event of default occurs and is continuing for any series of senior debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture for any series of subordinated debt securities, means:

•	certain events in bankruptcy, insolvency or reorganization in respect of us or Astoria Federal; and

•	with respect to a particular series of subordinated debt securities, any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  The trustee under the subordinated indenture and the holders of subordinated debt securities of that series will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities of that series, including the failure to pay interest and principal when due.

If any of the following defaults occur and are continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities of that series by appropriate judicial proceedings:

•	any event of default with respect to subordinated debt securities of that series;

•	failure to pay the principal or any premium on any subordinated debt security of that series when due;

•	failure to pay interest on any subordinated debt security of that series for 30 days after the payment is due;

•
failure to perform any other obligation contained in the subordinated indenture that applies to subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the subordinated debt indenture; and

•	any other default provided with respect to subordinated debt securities of that series when that series is created.

An event of default with respect to one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

The indentures will require us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture.

The trustee may withhold notice to the holders of a series of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to such debt securities, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•
the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment.

Modification of the Indentures

The indentures will contain provisions permitting us and the trustee to modify the indenture or the rights of the holders of debt securities issued thereunder with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification.  In addition, each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity of the principal of, or interest on, any note of such series;

•	reduce the principal amount of any note or reduce the rate of, or extend or change the time for payment of, interest on any note of such series;

•	change the place or currency of payment of principal, premium, if any, interest, if any, on any note of such series;

•	reduce any amount payable upon the redemption of any note of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note of such series;

•	reduce the percentage in principal amount of outstanding debt securities of such series the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding notes of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification and waiver.

We and the trustee may, without the consent of any holder of any series of debt securities, amend the indenture and the debt securities to cure any ambiguity, defect or inconsistency, to provide for the assumption of our obligations by a successor in accordance with the covenant described above under “—Merger, Consolidation, Sale, Lease or Conveyance,” to make changes that would provide the holders with additional benefits, to make any change that is not inconsistent with the indenture and the debt securities and will not adversely affect the interest of any holder of the debt securities and to comply with the requirements of the SEC.

The holders of not less than a majority in principal amount of each outstanding series of senior debt securities may waive compliance by us with any provision of the indenture or the debt securities, unless we specify that such provision cannot be so waived at the time we establish the series.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be deemed to have paid and will be discharged from any and all obligations in respect of a series of debt securities on the 91st day after we have made the deposit referred to below, and the provisions of the indenture will cease to be applicable with respect to the debt securities of such series (except for, among other matters, certain obligations to register the transfer of or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

1.  we have deposited with the trustee, in trust, cash and/or certain U.S. government obligations that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm, to pay the principal, premium, if any, and accrued interest on the debt securities of such series at the time such payments are due in accordance with the terms of the indenture;

2.  we have delivered to the trustee:

(a)      an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture; and

(b)     an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

3.  no default or event of default under such series will have occurred and be continuing on the date of such deposit or, insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound.

Covenant Defeasance. The provisions of the indenture will cease to be applicable with respect to an event of default under a series of debt securities other than an event of default due to our failure to pay the principal of or interest or premium, if any, on the debt securities when due, upon:

1.  the satisfaction of the conditions described in clauses 1, 2(b) and 3 of the preceding paragraph; and

2.  our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the indenture as described in the immediately preceding paragraph, and the debt securities of such series are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities of any series will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any subordinated debt security is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities of any series in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

Because of the subordination, if we become insolvent, holders of senior debt securities may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, the term “senior indebtedness” means, with respect to the Company:

(1) the principal, premium, if any, and interest in respect of (i) indebtedness of the Company for money borrowed, as well as similar obligations arising from off-balance sheet guarantees and direct credit substitutes and (ii) indebtedness evidenced by securities, notes, bonds or other similar instruments issued by the Company;

(2) all capital lease obligations of the Company;

(3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(4) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, all obligations associated with derivative products such as interest rate and foreign exchange contracts and commodity contracts, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether the obligations of the type referred to in clauses (1) through (6) were incurred on or prior to the date of the indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that such obligations are not superior or are pari passu in right of payment to the junior subordinated debt securities.

“Senior indebtedness” does not include:

(1) any indebtedness in which the instrument or instruments evidencing or securing the same or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the debt securities or expressly provides that such indebtedness is pari passu or junior to the debt securities; or

(2) trade accounts payable in the ordinary course of business.

The subordinated indenture will not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities of each series will rank equally in right of payment with each other unless otherwise provided in the indenture or the related prospectus supplement.

The prospectus supplement for any series may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of such series.

Form, Denomination, Book-Entry Procedures and Transfers

The debt securities initially will be represented by one or more fully registered global debt securities.  The global debt securities will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

Global debt securities exchanged for debt securities in certificated form, as described below, will be issued in blocks having a liquidation amount of not less than $1,000 (one debt security) and multiples of $1,000 in excess thereof and may be transferred or exchanged only in blocks of $1,000 and multiples of $1,000 in excess thereof.

Except as set forth in this prospectus, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.  Beneficial interests in the global debt securities may not be exchanged for debt securities in certificated form except in the limited circumstances described in this prospectus or in a prospectus supplement.  Please refer to “—Exchange of Book-Entry Debt Securities for Certificated Debt Securities.”  Transfer of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations, referred to as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations.  Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants.  Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.  The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

DTC has advised us that, pursuant to procedures established by it, (i) upon deposit of the global debt securities, DTC will credit the accounts of participants designated by the underwriters with portions of the liquidation amount of the global debt securities and (ii) ownership of interests in the global debt securities will be shown on, and the transfer of ownership of the global debt securities will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global debt securities).

Upon issuance, a holder may hold its interests in the global debt security directly through DTC if it is a participant, or indirectly through organizations that are participants.  All interests in a global debt security will be subject to the procedures and requirements of DTC.  The laws of some states require that certain persons take physical delivery in certificated form of securities that they own.  Consequently, the ability to transfer beneficial interests in a global debt security to those persons will be limited to that extent.  Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global debt security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests.

Except as described below, owners of interests in the global debt securities will not have debt securities registered in their name, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments on the global debt securities registered in the name of DTC, or its nominee, will be payable in immediately available funds by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture.  Under the terms of the indenture, the trustee will treat the persons in whose names the debt securities, including the global debt securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.  Neither the trustee nor any agent thereof has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global debt securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global debt securities; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment on the debt securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the debt securities as shown on the records of DTC.  Payments by participants and indirect participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of the Company, DTC or the trustee.  Neither we nor the trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the debt securities, and the trustee, the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

If applicable, redemption notices shall be sent to DTC or its nominee.

Any secondary market trading activity in interests in the global debt securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.  Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants who have an interest in DTC’s global debt securities in respect of the portion of the liquidation amount of the debt securities as to which the participant or participants has or have given direction.  However, if an event of default exists under the indenture, DTC reserves the right to exchange the global debt securities for debt securities in certificated form and to distribute the certificated debt securities to its participants.

We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.  Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global debt securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice.  Neither we nor the trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global debt securities that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Debt Securities for Certificated Debt Securities

A global debt security for a series can be exchanged for debt securities in certificated form if:

•
DTC notifies the trustee that it is unwilling or unable to continue as depositary for the global debt security and the trustee fails to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the trustee fails to appoint a successor depositary within 90 days of becoming aware of this condition;

•
at the Company’s request, DTC notifies holders of the debt securities that they may utilize DTC’s procedures to cause the debt securities to be issued in certificated form, and such holders request such issuance; or

•	a default or an event of default, or any event which after notice or lapse of time or both would be an event of default under a series, exists under the indenture.

In addition, beneficial interests in a global debt security for a series may be exchanged by or on behalf of DTC for certificated debt securities upon request by DTC, but only upon at least 20 days’ prior written notice given to the trustee in accordance with DTC’s customary procedures.  In all cases, certificated debt securities delivered in exchange for any global debt security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

Regarding the Trustee

The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the trustee under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act. If that default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign. The prospectus supplement for any series of debt securities will set forth who the trustee is under the indenture.  We may maintain banking relationships with the trustee in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (i) may be subject to certain selling restrictions; (ii) may be listed on one or more foreign stock exchanges; and (iii) may have special United States tax and other considerations applicable to an offering outside the United States.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS, CAPITAL SECURITIES, JUNIOR SUBORDINATED DEBT
SECURITIES AND GUARANTEE

Astoria Capital Trusts

From time to time, the Company may create one or more trusts for the issuance of capital securities and common securities of the trust, each referred to as a Trust.  The Trusts that may be created by the Company will be statutory trusts created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State.  The Trusts will be created for the exclusive purposes of:

•	issuing and selling the capital securities and the common securities;

•	using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debt securities issued by the Company; and

•	engaging in only those other activities necessary, advisable or incidental thereto.

The junior subordinated debt securities issued by the Company will be the sole assets of each Trust, and, accordingly, payments under such junior subordinated debt securities will be the sole revenues of such Trust.  We will own all of the common securities of each Trust.  The common securities will rank equal, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities.  Please refer to “—Subordination of Common Securities.”

We will own common securities in a liquidation amount equal to approximately 3% of the total capital of each Trust.  Each Trust generally has a term of approximately 35 years, but may dissolve earlier as provided in the trust agreement for such Trust.  Each Trust’s business and affairs will be conducted by the administrators and the trustees under the related trust agreement, each of whom we, as holder of the common securities, will appoint.  There will be an institutional trustee and a Delaware trustee for each Trust, which will be appointed in the trust agreement for such Trust.  The three administrators will be officers of the Company.  The institutional trustee will also act as sole indenture trustee under the indenture for the related junior subordinated debt securities and as guarantee trustee under the guarantee.  Please refer to “—Description of the Guarantee” and “—Description of Junior Subordinated Debt Securities.”  The holder of the common securities of each Trust or, if an event of default under the related trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities of the Trust, will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee.  In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators; such voting rights will be vested exclusively in the holder of the common securities.

Each Trust and the capital and common securities issued by such Trust will be governed by a trust agreement, and the related junior subordinated debt securities will be governed by an indenture.  These agreements will be entered into when a Trust is created.

The duties and obligations of the institutional trustee and the Delaware trustee of each Trust will be governed by the trust agreement.  As future issuer of the junior subordinated debt securities related to each Trust, we will pay all fees, expenses, debts and obligations (other than the payments due on the capital securities) related to the Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.  The principal executive office of each Trust will be c/o Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042, and its telephone number will be (516) 327-3000.

Description of Capital Securities

The following description sets forth certain general terms and provisions of the capital securities.  The particular terms of the capital securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the capital securities, will be described in the related prospectus supplement.  The following summary of the capital securities is not complete. We urge you to read the trust agreement that will be filed with the SEC and the description of the additional terms of the capital securities included in the prospectus supplement. Accordingly, for a description of the terms of a particular issue of capital securities, reference must be made to the related prospectus supplement and trust agreement as well as to the following description.

General.  The capital securities will represent undivided preferred beneficial interests in the assets of the Trust.  The capital securities will rank equal to, and payments will be made on a pro rata basis with, the common securities, except holders of capital securities will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the capital securities or liquidation of the Trust, as described under “—Subordination of Common Securities.”  The trust agreement will be qualified under, and be subject to and governed by, the Trust Indenture Act.  The institutional trustee will have legal title to the junior subordinated debt securities and will hold them in trust for the benefit of the holders of the capital securities.

Our guarantee for the benefit of the holders of the capital securities will be a guarantee on a subordinated basis with respect to the capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when the Trust does not have sufficient funds legally available for such payments.  Our obligations under the guarantee are unsecured and junior in right to all of our present and future senior debt and will be effectively subordinated to all of the existing and future liabilities and preferred equity of our subsidiaries, including the deposit liabilities of Astoria Federal.  Please refer to “—Description of the Guarantee” for more information about our guarantee.

Distributions.  Distributions on the capital securities will be cumulative, and will accumulate from the most recent date on which distributions have been paid or, if no distributions have been paid, from the date of original issuance.  Distributions will be payable at a fixed or variable percentage of the liquidation amount, payable semiannually or quarterly in arrears, in each case as provided in the trust agreement, to the holders of the capital securities on the relevant record dates.  Payment dates will be set forth in the trust agreement and record dates will be the 15th calendar day (whether or not a business day) immediately preceding any payment date.  The amount of distributions to be paid on each distribution date with respect to the capital securities will include amounts accrued from and including the preceding payment date or, if none, the date of original issuance to, but excluding, the date the distribution is due or the redemption date, as the case may be, each such period referred to as a distribution period.  The prospectus supplement for any particular issuance of capital securities will provide the method of computation of interest.

If any distribution date would otherwise fall on a day that is not a business day, the distributions payable on such date shall be paid on the next succeeding business day without any interest or other payment in respect of any such delay, and with the same force and effect as if made on such date.  A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or such other city as may be identified in the applicable prospectus supplement are authorized or required by law, executive order or regulation to close.

The Trust’s revenues available for distribution to holders of the capital securities will be limited to our payments to the Trust under our junior subordinated debt securities.  For more information, please refer to “—Description of Junior Subordinated Debt Securities—General.”  If we do not make interest payments on the junior subordinated debt securities, the institutional trustee will not have funds available to pay distributions on the capital securities.  Our guarantee of payment of distributions applies only if and to the extent that the Trust has sufficient funds legally available to pay the distributions.  Please refer to “—Description of the Guarantee” for more information about the extent of our guarantee.

Option to Defer Interest Payments.  As long as none of the following events of default under the indenture have occurred and are continuing:

•	we default in the payment of any interest on the junior subordinated debt securities following nonpayment of interest for 5 years;

•	the Trust is dissolved; or

•	certain events related to bankruptcy, insolvency or reorganization of the Company or Astoria Federal,

we will have the right under the indenture to elect to defer interest payments on the junior subordinated debt securities, at any time or from time to time, for no more than 10 consecutive semiannual or 20 consecutive quarterly periods, each deferral period referred to as an extension period, provided, that no extension period will end on a date other than an interest payment date, or extend beyond the stated maturity date, or the special event redemption date of such junior subordinated debt securities.  If we defer interest payments, the Trust will defer distributions on the capital securities during the extension period.  During any extension period, distributions will continue to accumulate on the capital securities and on any accumulated and unpaid distributions, to the extent legally enforceable, at an annual rate equal to the interest rate applicable during such extension period compounded from the relevant distribution date.  The term distributions includes any accumulated additional distributions.

Before the end of any extension period, we may extend the extension period, as long as such extension, together with previous and subsequent extensions, does not cause the extension period to exceed 5 years, or to end on a date other than an interest payment date or extend beyond the stated maturity date or the date of earlier redemption.  At the end of any extension period, we will be required to pay all amounts then due on the related interest payment date, including all deferred interest for such extension period.  Thereafter, we may elect to begin a new extension period subject to the above requirements.  No interest (except any additional amounts) shall be due and payable during an extension period until the relevant extension period ends.  We must give the indenture trustee notice of our election to defer interest payments or to extend an extension period no later than the close of business on the 15th calendar day prior to the applicable date the distributions on the capital securities would have been payable.

There is no limitation on the number of times that we may elect to begin an extension period. Please refer to “—Description of Junior Subordinated Debt Securities—Option to Extend Interest Payment Date.”

During any extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equal with, or junior to, the junior subordinated debt securities; or

•
make any guarantee payments with respect to other guarantees of junior subordinated debt securities of any of our subsidiaries if such guarantee ranks equal with, or junior to, the guarantee of the capital securities.

Notwithstanding the foregoing, during an extension period the following actions will be permitted:

•
repurchases, redemptions or other acquisitions of shares of capital stock of the Company (i) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (ii) in connection with a dividend reinvestment or stockholder stock purchase plan or (iii) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

•
any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•
any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto; or

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

We do not currently intend to exercise our right to defer payments of interest on the junior subordinated debt securities.  Our obligations under the guarantee to make payments of distributions will be limited to the extent that the Trust has sufficient funds legally available to pay distributions and, therefore, will not require us to make a payment under the guarantee in respect of deferred interest during an extension period.  Please refer to “—Description of the Guarantee” for more information about the extent of our guarantee.

Redemption.  Upon payment at maturity or earlier redemption of the junior subordinated debt securities (other than following the distribution of such junior subordinated debt securities to the holders of the Trust’s capital securities and us, as the holder of the Trust’s common securities), the institutional trustee will apply the proceeds from such payment to redeem at the applicable redemption price an amount of capital securities and common securities having an aggregate liquidation amount equal to the principal amount of such junior subordinated debt securities included in such payment.  We will give written notice of any redemption between 30 to 60 days prior to the redemption date (other than a redemption resulting from the maturity of such junior subordinated debt securities on the stated maturity date).

If less than all of the junior subordinated debt securities mature or are redeemed on a redemption date, then the institutional trustee will allocate the proceeds actually received on a pro rata basis among the capital securities and the common securities except as described under “—Subordination of Common Securities.”

Unless otherwise provided in a prospectus supplement for any particular issuance of junior subordinated debt securities, the junior subordinated debt securities will be redeemable, in whole or in part, from time to time, at our option after 5 years at an optional redemption price equal to an amount in cash equal to the then outstanding principal amount of such junior subordinated debt securities plus any unpaid interest accrued thereon.

We will have the right to redeem the junior subordinated debt securities in whole, but not in part, at any time, if there are certain changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the junior subordinated debt securities.  The special event redemption price will be equal to an amount in cash equal to the principal amount of the junior subordinated debt securities plus any unpaid interest accrued thereon to but excluding the special event redemption date.

We may be required to obtain regulatory approval, including the approval of our primary federal regulator (currently, the OTS), before we redeem any junior subordinated debt securities.  Please refer to “—Description of Junior Subordinated Debt Securities—Optional Redemption” and “—Description of Junior Subordinated Debt Securities—Special Event Redemption”  for information on redemption of the junior subordinated debt securities.

Conversion.  If and to the extent indicated in the applicable prospectus supplement, the capital securities may be convertible or exchangeable into AFC Common Stock or AFC Preferred Stock.   The specific terms on which these securities may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of AFC Common Stock or AFC Preferred Stock the capital securities holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.

The conversion rate per $1,000 liquidation amount of capital securities in effect at any given time will be set forth in the trust agreement and may be subject to adjustment as provided therein.

The right of conversion attaching to any outstanding capital security may be exercised by the holder by delivering the outstanding capital security at the specified office of the conversion agent, accompanied by a duly signed and completed conversion request, together with any funds that may be required, no later than 5:00 p.m. New York City time on the day that is at least 20 business days prior to the interest payment date as of which the holder wishes the conversion to become effective.  Such conversion request can be obtained from the institutional trustee.

The Company shall maintain an office or agency where the securities may be surrendered for conversion. The Company will initially designate the institutional trustee as conversion agent and the Trust’s office as the office or agency of the Company where the outstanding capital securities may be surrendered for conversion.

Converting holders will be entitled to receive accrued but unpaid interest for the interest period ending on the interest payment date on which the conversion is to be effective. No fractional shares of AFC Common Stock or AFC Preferred Stock shall be issued as a result of conversion, but, in lieu thereof, the Company shall pay to the conversion agent a cash adjustment in an amount equal to the same fraction of the closing price of such fractional interest on the date on which the capital securities were duly surrendered to the conversion agent for conversion, or, if such day is not a trading day, on the next trading day, and the conversion agent in turn shall make such payment, if any, to the security holder or the holder of the capital securities so converted.

Beneficial owners of interests in a global note may exercise their right of conversion by delivering to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. The conversion date will be the next preceding interest payment date that is at least 20 business days from the date on which the capital security and the duly signed and completed notice of conversion as described above shall have been so delivered. A holder delivering a capital security for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of shares of AFC Common Stock or AFC Preferred Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of such shares in a name other than the holder of the outstanding capital security. Shares will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities.  We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust’s creditors as required by applicable law, we will have the right to distribute the junior subordinated debt securities to the holders of the capital securities and to us as holder of the common securities.  Our right to dissolve the Trust is subject to our receiving:

•	an opinion of counsel to the effect that if we distribute the junior subordinated debt securities, the holders of the capital securities will not experience a taxable event; and

•	any required regulatory approval.

The Trust will automatically dissolve if:

•	the Trust’s term expires;

•	certain bankruptcy events relating to us occur, or we dissolve or liquidate;

•
we distribute junior subordinated debt securities having a principal amount equal to the liquidation amount of the capital securities to holders of the capital securities and we, as sponsor, have exercised our right to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

•	the Trust redeems all of the capital securities as described under “—Redemption;” or

•	a court of competent jurisdiction enters an order for the dissolution of the Trust.

If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities, it will be liquidated by the institutional trustee as soon as the institutional trustee determines it to be practicable by distributing to holders of the capital securities, after satisfying the liabilities owed to the Trust’s creditors, as provided by applicable law, junior subordinated debt securities having a principal amount equal to the liquidation amount of the capital securities, unless the institutional trustee determines that this distribution is not practicable.  If the institutional trustee determines that this distribution is not practicable, the holders of the capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the capital securities to the date of payment (such amount being referred to as the liquidation distribution) out of the assets of the Trust legally available for distribution to such holders, after satisfying the liabilities owed to the Trust’s creditors.  If the liquidation distribution can be paid only in part, the capital securities will have a priority over the common securities.  For more information, please refer to “—Subordination of Common Securities.”

After the liquidation date is fixed for any distribution of junior subordinated debt securities to holders of the capital securities:

•	the capital securities will no longer be deemed to be outstanding;

•
DTC, or its nominee, will receive in respect of each registered global certificate representing capital securities a registered global certificate representing the junior subordinated debt securities to be delivered upon such distribution; and

•
any certificates representing capital securities not then held by DTC or its nominee will be deemed to represent junior subordinated debt securities having a principal amount equal to the liquidation amount of those capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital securities, until such certificates are presented to us, as the issuer of such junior subordinated debt securities or our agent for transfer or reissuance, in which case we will issue to those holders, and the indenture trustee will authenticate one or more certificates representing such junior subordinated debt securities.

We cannot assure holders of the capital securities of the market prices for the capital securities, or the junior subordinated debt securities that may be distributed to holders of the capital securities in exchange for the capital securities, if a dissolution and liquidation of the Trust were to occur.  Accordingly, the capital securities purchased, or such junior subordinated debt securities that holders of the capital securities may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that holders of the capital securities paid to purchase the capital securities offered by the applicable prospectus supplement.

If we elect not to redeem the junior subordinated debt securities prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute such junior subordinated debt securities to holders of the capital securities, the capital securities will remain outstanding until the repayment of such junior subordinated debt securities at maturity.

Redemption Procedures.  If the junior subordinated debt securities mature or are redeemed prior to maturity, the Trust will redeem capital securities at the applicable redemption price with the proceeds received from the maturity or redemption of such junior subordinated debt securities.  Any redemption of capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has sufficient funds legally available to pay the applicable redemption price.  For more information, please refer to “—Redemption.”

If the Trust gives a notice of redemption for the capital securities, then, by 10:00 a.m., New York City time, on the redemption date, to the extent funds legally are available, with respect to:

•
the capital securities held by DTC or its nominees, the institutional trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price.  For more information, please refer to “—Form, Denomination, Book-Entry Procedures and Transfers;” and

•
any capital securities then held in certificated form, the institutional trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities.  For more information, please refer to “—Payment and Paying Agency.”

The paying agent will initially be the institutional trustee.

Notwithstanding the foregoing, if any distribution date falls on or before the redemption date, distributions will be payable to the holders of the capital securities on the record date for such distribution date.  If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities called for redemption will cease except the right of the holders of the capital securities to receive the applicable redemption price, without interest, and the capital securities called to be redeemed will cease to be outstanding.

If any redemption date for the capital securities is not a business day, then the applicable redemption price will be paid on the next business day without interest or any other payment in respect of the delay and with the same force and effect as if made on such date.  If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

•
distributions on the capital securities will continue to accumulate at the coupon rate, from the redemption date originally established by the Trust to but excluding the date such applicable redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of capital securities at its registered address.

Subject to applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

Subordination of Common Securities.  Payment of distributions on, the redemption price of, or the liquidation distribution with respect to, the capital securities and the common securities will be made on a pro rata basis.  However, if an event of default exists on any distribution, redemption or liquidation date, no payment of any distributions on, applicable redemption price of, or liquidation distribution relating to, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or the liquidation distribution, as applicable, is made in full.  In the event that an event of default exists, all funds available to the institutional trustee will first be applied to the payment in full in cash of all distributions on, the applicable redemption price of, or liquidation distribution relating to, the capital securities then due and payable.

In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default.  Until any event of default has been cured, waived or otherwise eliminated, the institutional trustee will act solely on behalf of the holders of the capital securities and not on our behalf or on behalf of any other holder of common securities, and only the holders of the capital securities will have the right to direct the institutional trustee to act on their behalf.

Events of Default; Notice.  An event of default under the indenture constitutes an event of default under the trust agreement.  Please refer to “—Description of Junior Subordinated Debt Securities—Events of Default.”

The trust agreement will provide that, within 90 days after a responsible officer of the institutional trustee has actual knowledge of the occurrence of an event, act or condition that, with notice or lapse of time, or both, would constitute an event of default under the indenture, the institutional trustee will give notice of the default to the holders of the capital securities, the administrators and to us, as sponsor, unless the default has been cured or waived.  The trust agreement will also provide that within 10 business days a responsible officer of the institutional trustee has actual knowledge of an event of default it will give notice of the event of default to such persons, unless the event of default has been cured or waived.  We, as sponsor, and the administrators are required to file annually with the institutional trustee a certificate as to whether we and the administrators have complied with the applicable conditions and covenants of the trust agreement.

If an event of default exists, the capital securities will have a preference over the common securities as described under “—Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities” and “—Subordination of Common Securities.” For a description of the rights of the holders of the capital securities in the case of an event of default under the indenture, please refer to “—Voting Rights; Amendment of Trust Agreement” and “Description of Junior Subordinated Debt Securities—Enforcement of Certain Rights by Holders of Capital Securities.” If an event of default has occurred and is continuing and such event is attributable to our failure to pay principal of or interest on the junior subordinated debt securities when due, any holder of the capital securities may institute a legal proceeding directly against us for such payment without first instituting a legal proceeding against the Trust, the institutional trustee or any other person or entity.  An event of default does not entitle the holders of capital securities to require us to redeem of the capital securities.

Removal of Trustees.  Unless an event of default exists, we may remove the institutional trustee and the Delaware trustee at any time.  If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities.  In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators, because these voting rights are vested exclusively in us as the holder of all of the common securities.  No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

Merger or Consolidation of Trustees.  If the institutional trustee or the Delaware trustee is merged, converted or consolidated into another entity, or the institutional trustee or the Delaware trustee is a party to a merger, conversion or consolidation that results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the institutional trustee or the Delaware trustee, the new entity shall be the successor of the institutional trustee or the Delaware trustee, as appropriate, under the trust agreement, provided, that the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust.  The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under “—Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities.” The Trust may, with the consent of the administrators and without the consent of the institutional trustee, the Delaware trustee or the holders of the capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

•	if the Trust is not the survivor, the successor either:

•	expressly assumes all of the obligations of the Trust with respect to the capital securities; or

•
substitutes securities for the capital securities that have substantially the same terms as the capital securities so that the substitute securities rank equal to the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we appoint as the holder of the junior subordinated debt securities a trustee of the successor possessing the same powers and duties as the institutional trustee;

•
the capital securities or any substitute securities are listed or quoted, or any substitute securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or quoted, if any;

•
if the capital securities or any substitute securities are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause the rating on the capital securities or any successor securities to be downgraded or withdrawn by the rating organization;

•	the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any substitute securities) in any material respect;

•	the successor, if any, has a purpose substantially identical to that of the Trust;

•	prior to the transaction, the Trust receives an opinion from independent counsel to the Trust experienced in such matters to the effect that:

•
the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any substitute securities) in any material respect (other than any dilution of such holders’ interests in the successor entity);

•	following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and

•	the Trust continues to be, and any successor will be, classified as a grantor trust for federal income tax purposes; and

•
we or any permitted successor or assignee, own all of the common securities of the successor and guarantee the obligations of the successor under the substitute securities to the same extent provided by the indenture, the guarantee, the junior subordinated debt securities and the trust agreement.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor to be classified other than as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement.  Except as provided below and under “—Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “—Description of the Guarantee—Amendments and Assignment,” and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

We, together with the institutional trustee, may amend the trust agreement from time to time, without the consent of the holders of the capital securities:

•	to cure any ambiguity in, correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision;

•	to add to the covenants, restrictions or obligations applicable to us, as sponsor; or

•
to modify, eliminate or add to any provisions of the trust agreement as necessary or advisable, including, without limitation, to ensure that at all times, the Trust will be classified as a grantor trust for federal income tax purposes and will not be required to register as an investment company under the Investment Company Act.

Notwithstanding the foregoing, in each case noted above, the amendment may not adversely affect the powers, preferences, rights or interests of the holders of the capital securities.

In addition, we, together with the trustees, may amend the trust agreement in other respects with the consent of holders representing a majority in liquidation amount of the outstanding capital securities upon receipt of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust’s classification as an entity that is not taxable as a corporation or as being a grantor trust for federal income tax purposes or the Trust’s exemption from status as an investment company under the Investment Company Act.  However, unless we obtain the consent of each holder of capital securities, no such amendment may (i) change the amount or timing of any distribution on the capital securities; (ii) change the redemption date(s) or prices or the liquidation distribution or events; or (iii) restrict the right of a holder of capital securities to sue for the enforcement of any payment on or after the specified date.

So long as the institutional trustee holds any junior subordinated debt securities, the trustees may not:

•	direct the time, method and place of exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities.  Notwithstanding the foregoing, where the indenture would require the consent of each holder of junior subordinated debt securities affected thereby, the institutional trustee may not give consent without the prior approval of each holder of the capital securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of such holders.  The institutional trustee shall notify each holder of capital securities of any notice of default it receives with respect to the junior subordinated debt securities.  In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent.  The administrators will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of capital securities in accordance with the trust agreement.

Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the trustees or any of our or any trustee’s affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfers.  The capital securities initially will be represented by one or more capital securities in registered, global form, referred to, collectively, as the global capital securities.  The global capital securities will be deposited upon issuance with the institutional trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described in this prospectus.

Global capital securities exchanged for capital securities in certificated form, as described below, will be issued in blocks having a liquidation amount of not less than $1,000 (one capital security) and multiples of $1,000 in excess thereof and may be transferred or exchanged only in blocks of $1,000 and multiples of $1,000 in excess thereof.

Except as set forth in this prospectus, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.  Beneficial interests in the global capital securities may not be exchanged for capital securities in certificated form except in the limited circumstances described in this prospectus or in a prospectus supplement.  Please refer to “—Exchange of Book-Entry Capital Securities for Certificated Capital Securities.”  Transfer of beneficial interests in the global capital securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations.  Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants.  Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.  The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

DTC has advised us that, pursuant to procedures established by it (i) upon deposit of the global capital securities, DTC will credit the accounts of participants designated by the underwriters with portions of the liquidation amount of the global capital securities and (ii) ownership of interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

Upon issuance, a holder may hold its interests in the global capital security directly through DTC if it is a participant, or indirectly through organizations that are participants.  All interests in a global capital security will be subject to the procedures and requirements of DTC.  The laws of some states require that certain persons take physical delivery in certificated form of securities that they own.  Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent.  Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests.  For certain other restrictions on the transferability of the capital securities, please refer to “—Exchange of Book-Entry Capital Securities for Certificated Capital Securities.”

Except as described below, owners of interests in the global capital securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

Payments on the global capital securities registered in the name of DTC, or its nominee, will be payable in immediately available funds by the institutional trustee to DTC or its nominee in its capacity as the registered holder under the trust agreement.  Under the terms of the trust agreement, the institutional trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.  Neither the institutional trustee nor any agent thereof has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global capital securities; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment on the capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the capital securities as shown on the records of DTC.  Payments by participants and indirect participants to the beneficial owners of capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the institutional trustee, the Trust or us.  None of the Trust, the Company or the institutional trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the capital securities, and the Trust, the Company and the institutional trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

If applicable, redemption notices shall be sent to DTC or its nominee.

Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.  Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of capital securities (including, without limitation, presenting the capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC’s global capital securities in respect of the portion of the liquidation amount of the capital securities as to which the participant or participants has or have given direction.  However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for capital securities in certificated form and to distribute the certificated capital securities to its participants.

We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.  Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice.  None of the Trust, the Company or the institutional trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities.  A global capital security can be exchanged for capital securities in certificated form if:

•
DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

•
at the Company’s request, DTC notifies holders of the capital securities that they may utilize DTC’s procedures to cause the capital securities to be issued in certificated form, and such holders request such issuance; or

•	an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

•
In addition, beneficial interests in a global capital security may be exchanged by or on behalf of DTC for certificated capital securities upon request by DTC, but only upon at least 20 days’ prior written notice given to the institutional trustee in accordance with DTC’s customary procedures.  In all cases, certificated capital securities delivered in exchange for any global capital security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

Payment and Paying Agency.  The Trust will make payments on the capital securities that are held in global form in immediately available funds to DTC, or its nominee, which will credit the relevant accounts at DTC on the applicable payment dates.  The Trust will make payments on the capital securities, other than payments on a redemption date, that are not held by DTC by mailing a check to the address of the holders as of the record date (which will be the date that is 15 calendar days prior to the relevant distribution date (except in limited circumstances), whether or not the record date falls on a business day) appearing on the register or by wire transfer to an account maintained by the holder if it has delivered proper transfer instructions prior to the record date, while payments on a redemption date will be made in immediately available funds upon surrender of the capital securities.  The paying agent will initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to the administrators and us.  The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the institutional trustee, the administrators and us.  In the event that the institutional trustee is no longer the paying agent, the administrators will appoint a successor (which must be a bank or trust company acceptable to the administrators and us) to act as paying agent.

Registrar and Transfer Agent.  The institutional trustee will act as registrar and transfer agent for the capital securities.

The Trust will register transfers of the capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange.  The Trust will not be required to have the transfer of the capital securities registered after they have been called for redemption.

Information Concerning the Institutional Trustee.  Unless an event of default exists, the institutional trustee will undertake to perform only the duties specifically set forth in the trust agreement.  Upon the occurrence and continuance of an event of default, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities, unless the institutional trustee is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.  If no event of default exists and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the capital securities are entitled under the trust agreement to vote, then the institutional trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous.  We, the administrators and the institutional trustee will be authorized and directed to conduct the affairs of and to operate the Trust in a manner not inconsistent with the trust agreement or applicable law so that:

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	the Trust will be classified as a grantor trust for federal income tax purposes; and

•	the junior subordinated debt securities will be treated as our indebtedness for federal income tax purposes.

We, together with the administrators and the institutional trustee, are authorized to take any action, not inconsistent with applicable law or the trust agreement, that we, the administrators and the institutional trustee determine in our discretion is necessary or desirable for such purposes even if such action adversely affects the interests of the holders of the capital securities.

The trust agreement will provide that holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities, and the issuance of capital securities is not subject to preemptive or similar rights.

The Trust may not borrow money, issue debt, execute mortgages, pledge any of its assets or issue equity other than the capital securities and the common securities.

Governing Law.  The trust agreement and the capital securities will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Junior Subordinated Debt Securities

The following description sets forth certain general terms and provisions of the junior subordinated debt securities.  The particular terms of the junior subordinated debt securities and the extent, if any, to which these general provisions may apply to the junior subordinated debt securities, will be described in the related prospectus supplement.  The following summary of the junior subordinated debt securities is not complete. We urge you to read the indenture that will be filed with the SEC and the description of the additional terms of the junior subordinated debt securities included in the prospectus supplement. Accordingly, for a description of the terms of a particular issue of junior subordinated debt securities, reference must be made to the related prospectus supplement and indenture as well as to the following description.

General.  Each Trust will invest the proceeds from the sale of its capital securities and common securities in junior subordinated debt securities issued by us.  We anticipate that until the liquidation, if any, of each Trust, the junior subordinated debt securities will be held by the institutional trustee in trust for the benefit of the holders of the capital securities.  The junior subordinated debt securities will be payable at a fixed or variable percentage of their principal amount, payable semiannually or quarterly in arrears, in each case as provided in the indenture, to the person in whose name each junior subordinated debt security is registered at the close of business on the relevant record dates.  The prospectus supplement for any particular issuance of junior subordinated debt securities will provide the method of computation of interest.  Payment dates will be set forth in the indenture, and record dates will be the 15th calendar day (whether or not a business day) immediately preceding any payment date.  The period beginning from, and including, the date the junior subordinated debt securities are first issued to, but excluding, the first interest payment date, and thereafter each period from, and including, the preceding interest payment date to, but excluding, the next interest payment date or stated maturity date or earlier redemption date, as the case may be, is an interest period.  The maturity date of the junior subordinated debt securities will be set forth in the indenture.

In the event that any interest payment date, the stated maturity date or any earlier date of redemption would otherwise fall on a day that is not a business day, then the payment payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay and with the same force and effect as if made on such date.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the coupon rate, compounded semiannually or quarterly from the relevant interest payment date.  The term “interest,” as used in this prospectus, includes interest payments and interest on interest payments not paid on the applicable interest payment date.

The junior subordinated debt securities will rank equally to our debt which has been or may be issued to entities established by us (or by holding companies that we have acquired), in each case similar to the Trusts and will be unsecured and rank subordinate and junior to our senior debt.  Please refer to “—Subordination.”

Holders of junior subordinated debt securities should look only to us for payments on such junior subordinated debt securities.  We are a unitary savings and loan association holding company regulated by the OTS, and almost all of our operating assets are owned by Astoria Federal.  We rely primarily on dividends from Astoria Federal to meet our obligations for payment of principal and interest on our outstanding debt obligations.  As a savings and loan association holding company, our rights, the rights of our creditors and the rights of our stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary.  Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our present and future subsidiaries (including Astoria Federal’s deposit liabilities). In addition, as a holding company, we rely primarily on dividends from Astoria Federal to make payments on our junior subordinated debt securities and to pay other corporate expenses.  Dividend payments from Astoria Federal are subject to regulatory limitations, generally based on current and retained earnings, imposed by the OTS.

The indenture will not limit the incurrence or issuance of other debt by us (including senior debt) or debt or preferred equity by any of our subsidiaries.  Please refer to “—Subordination.”

Form, Registration and Transfer and Denomination.  If the junior subordinated debt securities are distributed to the holders of the capital securities, such junior subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC.  The depositary arrangements for such junior subordinated debt securities are expected to be substantially similar to those in effect for the capital securities.  For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other, notices and other matters, please refer to “— Description of Capital Securities—Form, Denomination, Book-Entry Procedures and Transfers.” Junior subordinated debt securities distributed in certificated form will be distributed, and thereafter exchanged, only in denominations of $1,000 and multiples of $1,000 in excess thereof.

Payment and Paying Agents.  Payment of the principal (and premium, if any) of and interest on the junior subordinated debt securities due on the stated maturity date or the earlier redemption date, as the case may be, will be made by the Company in immediately available funds against presentation and surrender of such junior subordinated debt securities.  At the option of the Company, each installment of interest on such junior subordinated debt securities due on an interest payment date other than the stated maturity date or the special event redemption date may be paid, except in the case of such junior subordinated debt securities in global form or those held by the institutional trustee:

•	by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the junior subordinated debt securities; or

•
by wire transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided, that proper transfer instructions have been received by the relevant record date.

Payment of any interest on the junior subordinated debt securities on any interest payment date will be made to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the record date for the interest payment date, which will be the date that is fifteen (15) calendar days prior to the relevant interest payment date, whether or not the record date falls on a business day, except in the case of defaulted interest.  We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the junior subordinated debt securities.

Payments in respect of the junior subordinated debt securities in global form or those held by the institutional trustee, and upon surrender at maturity or earlier redemption regardless of whether in global or certificated form, will be payable in immediately available funds.

Any moneys deposited with the indenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on the junior subordinated debt securities and remaining unclaimed for 2 years after such principal or interest has become due and payable shall, at our request, be repaid to us and the holder of any junior subordinated debt securities shall thereafter look, as a general unsecured creditor, only to us for payment.

Option to Extend Interest Payment Date.  As long as none of the following events of default under the indenture have occurred and are continuing:

•	we default in the payment of any interest on the junior subordinated debt securities following nonpayment of interest for 5 years;

•	the Trust is dissolved; or

•	certain events related to bankruptcy, insolvency or reorganization of the Company or Astoria Federal,

we will have the right under the indenture to elect to defer interest payments on the junior subordinated debt securities, at any time or from time to time, for no more than 5 years; provided, that no extension period will end on a date other than an interest payment date, or extend beyond the stated maturity date or the date of earlier redemption of such junior subordinated debt securities.  If we defer interest payments, the Trust will defer distributions on the capital securities during the extension period.  During any extension period, distributions will continue to accrue on the capital securities and on any accrued and unpaid distributions, compounded semiannually from the relevant distribution date at the date such deferred interest would have been payable were it not for the extension period.  The term distributions includes any accumulated additional distributions.

Before the end of any extension period, we may extend the extension period, as long as no event of default listed in this section exists and as long as the additional extension, together with previous and subsequent extensions, does not cause the extension period to exceed 5 years, or to end on a date other than an interest payment date or extend beyond the stated maturity date or the date of earlier redemption.  At the end of any extension period, we will be required to pay all amounts then due on the relevant interest payment date, in which event we may elect to begin a new extension period, subject to the above requirements.  No interest (except any additional amounts that may be due and payable) shall be due and payable during an extension period until such period ends.  We must give the indenture trustee notice of our election to defer interest payments or to extend an extension period no later than the close of business on the 15th calendar day prior to the applicable interest payment date.  There is no limitation on the number of times that we may elect to begin an extension period.  Please refer to “—Option to Extend Interest Payment Date.”

During any extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock;

•	make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equal with, or junior to, the junior subordinated debt securities; or

•
make any guarantee payments with respect to other guarantees of junior subordinated debt securities of any of our subsidiaries if such guarantee ranks equal with, or junior to, the guarantee of the capital securities.

Notwithstanding the foregoing, during an extension period the following actions are permitted:

•
repurchases, redemptions or other acquisitions of shares of capital stock of the Company (i) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (ii) in connection with a dividend reinvestment or stockholder stock purchase plan or (iii) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

•
any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•
any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto; or

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

We do not currently intend to exercise our right to defer payments of interest on the junior subordinated debt securities.  Our obligations under the guarantee to make payments of distributions will be limited to the extent that the Trust has sufficient funds legally available to pay distributions, and therefore, our guarantee will not apply during any extension period entered into in accordance with the terms of the indenture.  Please refer to “—Description of the Guarantee” for more information about the extent of our guarantee.

Optional Redemption.  Unless otherwise provided in a prospectus supplement for any particular issuance of junior subordinated debt securities, the junior subordinated debt securities will be redeemable, in whole or in part, from time to time, at our option after 5 years at an optional redemption price equal to an amount in cash equal to the then outstanding principal amount of such junior subordinated debt securities plus any unpaid interest accrued thereon.

Special Event Redemption.  If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trusts, the capital securities or the junior subordinated debt securities, we may, at our option and at any time, subject to our receipt of any required regulatory approval, redeem such junior subordinated debt securities, in whole but not in part, at any time within 90 days of the relevant change, at the special event redemption price.  If we exercise our option to redeem such junior subordinated debt securities under these circumstances, then the proceeds of that redemption must be applied to redeem the capital securities at a special event redemption price.  Please refer to “—Description of Capital Securities—Redemption.”

The special event redemption price will be equal to an amount in cash equal to the principal amount of the junior subordinated debt securities plus any unpaid interest accrued thereon to but excluding the special event redemption date.

A change in the bank regulatory law means the receipt of an opinion of counsel experienced in such matters to the effect that, as a result of:

•
any amendment to, or change in, any laws or regulations of the United States or any political subdivision thereof or any rules, guidelines or policies of an applicable regulatory agency or authority; or

•	any official administrative pronouncement or action or judicial decision interpreting or applying these laws, rules or regulations,

which amendment or change is effective or which pronouncement, action or decision is announced on or after the date the capital securities are first issued, there is more than insubstantial risk that the capital securities do not constitute, or within 90 days of the date of the opinion will not constitute, Tier 1 Capital (or its then equivalent if we were subject to such capital requirement) applied as if we were a bank holding company.

A change in the investment company law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

•
any amendment to, or change (including any announced prospective change) in, any laws, rules or regulations of the United States or any political subdivision thereof or any guidelines or policies of an applicable regulatory agency or authority therein; or

•	any official administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations,

which amendment or change is effective or which pronouncement, action or decision is announced on or after the date the capital securities are first issued, there is more than an insubstantial risk that the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

A change in tax law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

•	any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

•
any official administrative pronouncement (including any private letter ruling, technical advice memorandum, regulatory procedure, notice or announcement, referred to as an administrative action) or judicial decision interpreting or applying such laws or regulations regardless of whether such administrative action or decision is issued to or in connection with a proceeding involving us or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, administrative action or decision is enacted, promulgated or announced in each case on or after the date the capital securities are first issued, there is more than an insubstantial risk that:

•	the Trust is, or will be within 90 days of the date of such opinion, subject to federal income tax with respect to any income received or accrued on the junior subordinated debt securities;

•
if we are (or any successor is) then organized and existing under the laws of the United States or any state thereof or the District of Columbia, interest payable by us on the junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for federal income tax purposes; or

•
the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of capital securities, more than a de minimis amount of other taxes (including withholding taxes), duties, assessments or other governmental charges.

If the Trust is required to pay (or is required to withhold from distributions to holders of capital securities) any additional taxes (including withholding taxes), duties, assessments or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the junior subordinated debt securities any amounts as may be necessary in order that the net amounts received and retained by the holders of capital securities after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed.  Any reference in this prospectus to the payment of principal of and interest on the junior subordinated debt securities shall be deemed to include the payment of such additional amounts, if required under the preceding sentence, except as noted above under “—Option to Extend Interest Payment Date.”

We will mail or cause the indenture trustee to mail any notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address.  Unless we default in payment of the redemption price, on the redemption date interest shall cease to accrue on such junior subordinated debt securities called for redemption.

Certain Covenants of the Company.  If at any time:

•	we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an event of default and that we have not cured;

•	we are in default with respect to our payment of any obligations under the guarantee; or

•
we have given notice of our election to exercise our right to defer interest payments on the junior subordinated debt securities as provided in the indenture and the extension period, or any extension of the extension period, is continuing, we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal or interest on, or repay, repurchase or redeem any of our debt securities that rank equal with, or junior, to such junior subordinated debt securities; or

•
make any guarantee payments with respect to any of our other guarantees of junior subordinated debt securities of any of our subsidiaries if such guarantee ranks equal with, or junior to, the guarantee of the capital securities, other than:

•
repurchases, redemptions or other acquisitions of shares of capital stock of the Company (i) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (ii) in connection with a dividend reinvestment or stockholder stock purchase plan or (iii) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

•
any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•
any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto; or

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

So long as the capital securities and common securities remain outstanding, we also will covenant to:

•
directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

•
use commercially reasonable efforts to cause the Trust to remain a statutory trust and not dissolve, wind-up or liquidate, except in connection with the distribution of junior subordinated debt securities to the holders of capital securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

•	use commercially reasonable efforts to cause the Trust to otherwise continue to be classified as a grantor trust for federal income tax purposes; and

•	use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debt securities.

Modification of Indenture.  From time to time, we, together with the indenture trustee, may, without the consent of the holders of junior subordinated debt securities, enter into an indenture or indentures supplemental to the indenture for specified purposes, including, among other things, (i) curing ambiguities, defects or inconsistencies, provided, that any such action does not adversely affect the interest of the holders of the junior subordinated debt securities and (ii) maintaining the qualification of the indenture under the Trust Indenture Act.

The indenture will permit us and the indenture trustee, with the consent of the holders of a majority in aggregate principal amount of junior subordinated debt securities outstanding at the time, to enter into an indenture or indentures supplemental to the indenture in a manner affecting the rights of the holders of the junior subordinated debt securities; provided, that no supplemental indenture may, without the consent of the holders of each outstanding junior subordinated debt security affected:

•	change the stated maturity date of any junior subordinated debt security;

•	reduce the principal amount of the junior subordinated debt securities;

•
reduce the rate or extend the time of payment of interest, except pursuant to our right under the indenture to defer the payment of interest (please refer to “—Option to Extend Interest Payment Date”);

•
reduce (other than as a result of the maturity or earlier redemption of any junior subordinated debt security in accordance with the terms of the indenture and such junior subordinated debt security) or increase the aggregate principal amount of junior subordinated debt securities then outstanding or change any of the redemption provisions;

•	make the principal of (or premium, if any) or interest on the junior subordinated debt securities payable in any coin or currency other than U.S. dollars;

•	impair or affect the right of any holder of junior subordinated debt securities to institute suit for the payment thereof; or

•	reduce the percentage of the principal amount of the junior subordinated debt securities, the holders of which are required to consent to any such modification.

Events of Default.  An “event of default” under the junior subordinated debt indenture is the occurrence of any of the following events:

•	our failure to pay interest on the junior subordinated debt securities, including additional amounts, following the nonpayment of interest for 5 years;

•
our failure for 30 days to pay any interest on the junior subordinated debt securities when due (subject to the extension of any interest payment date in the case of an extension period with respect to such junior subordinated debt securities);

•	our failure to pay any principal on the junior subordinated debt securities when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

•
our failure to observe or perform, in any material respect, certain covenants contained in the indenture for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee from the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debt securities;

•	the Trust is dissolved, unless as contemplated by the trust agreement; or

•	certain events related to bankruptcy, insolvency or reorganization of the Company or Astoria Federal.

The holders of a majority in aggregate principal amount of outstanding junior subordinated debt securities have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.  The indenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debt securities may declare the principal and any premium and interest accrued and unpaid thereon to be due and payable immediately upon the occurrence of the first event of default described above.  The occurrence of either of the last two events of default described above will result in an automatic acceleration of the maturity of all of the outstanding junior subordinated debt securities and all accrued and unpaid interest thereon.  The holders of a majority in aggregate principal amount of outstanding junior subordinated debt securities and any premium and interest accrued, but unpaid, thereon may annul this declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee.

Prior to any acceleration, the holders of a majority in aggregate principal amount of outstanding junior subordinated debt securities may, on behalf of the holders of all such junior subordinated debt securities, waive (or modify any previously granted waiver of) any past default, except (i) a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee) or (ii) a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security; provided, that if such junior subordinated debt securities are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver will not be effective until the holders of a majority in liquidation amount of the outstanding capital securities have consented to such waiver or modification to such waiver.

If an event of default has occurred and is continuing and the event of default is attributable to the failure of the Company to pay interest on or principal of the junior subordinated debt securities on the date the interest or principal is otherwise payable (or in the case of redemption, on the date of redemption), then a holder of capital securities may directly institute a proceeding for enforcement of payment to such holder of the amounts due at such time on such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder.

The indenture will require that we file with the indenture trustee a certificate annually as to the absence of defaults specified under the indenture.

The indenture will provide that the indenture trustee may withhold notice of an event of default other than a default in the payment of principal or interest from the holders of the junior subordinated debt securities if the indenture trustee considers it in the interest of the holders to do so.

For a description of voting rights of the holders of capital securities under various circumstances, please refer to “—Description of Capital Securities—Voting Rights; Amendment of the Trust.”

Enforcement of Certain Rights by Holders of Capital Securities.  If an event of default exists that is attributable to our failure to pay the principal of or interest on the junior subordinated debt securities on the due date, a holder of capital securities may institute a direct action against us.  Please refer to “—Events of Default” and “—Description of Capital Securities—Events of Default; Notice.”  We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities.  Notwithstanding any payments that we may make to a holder of capital securities in connection with a direct action, we shall remain obligated to pay the principal (or premium, if any) of and interest on the junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the capital securities with respect to payments on the capital securities to the extent that we make any payments to a holder in any direct action.

The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the junior subordinated debt securities, unless an event of default exists under the trust agreement.  Please refer to “—Description of Capital Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions.  The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and no person shall consolidate with or merge into us unless:

•
the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture, the junior subordinated debt securities and, if the capital securities are outstanding, the trust agreement and the guarantee (unless the successor has (i) agreed to make all payments due in respect of the junior subordinated debt securities or, if outstanding, the capital securities and the guarantee without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges under the laws or regulations of the jurisdiction of organization or residence (for tax purposes) of such successor or any political subdivision or taxing authority thereof or therein unless required by applicable law, in which case such successor shall have agreed to pay such additional amounts as shall be required so that the net amounts received and retained by the holders of the junior subordinated debt securities or capital securities, as the case may be, after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges, will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed); (ii) irrevocably and unconditionally consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, in respect of any action, suit or proceeding against it arising out of or in connection with the indenture, the junior subordinated debt securities, the guarantee or the trust agreement and irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum; and (iii) irrevocably appointed an agent in The City of New York for service of process in any action, suit or proceeding referred to in clause (ii) above, and such person expressly assumes all of our obligations under the junior subordinated debt securities, the indenture, the guarantee and the trust agreement);

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, exists; and

•	certain other conditions as prescribed in the indenture are met.

The general provisions of the indenture will not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction in which we may become involved that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge.  The indenture will provide that when, among other things,

•	all junior subordinated debt securities are delivered to the indenture trustee for cancellation;

•
all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for redemption within 1 year; and

•
we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional amounts if any) to and including the date of redemption or maturity, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

Subordination.  The junior subordinated debt securities will rank junior to all of our senior debt.  Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, our senior debt must be paid in full before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect thereof.

No payments on account of principal (or premium, if any) or interest on, the junior subordinated debt securities may be made if there is:

•	a default in any payment with respect to any senior debt; or

•	an event of default exists with respect to any senior debt that accelerates the maturity of any senior debt.

The term “senior debt” means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed, as well as similar obligations arising from off-balance sheet guarantees and direct credit substitutes and (B) indebtedness evidenced by securities, debt securities, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, all obligations associated with derivative products such as interest rate and foreign exchange contracts and commodity contracts, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether the obligations of the type referred to in clauses (i) through (vi) were incurred on or prior to the date of the indenture or thereafter incurred, unless, with the prior approval of the OTS (or such other bank regulatory authority that is then the primary holding company regulator of the Company) if not otherwise generally approved, it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that such obligations are not superior or are pari passu in right of payment to the junior subordinated debt securities; provided, however, that senior debt shall not include (A) any other junior subordinated debt securities issued to any trust other than the Trusts (or a trustee of such trust), partnership or other entity affiliated with the Company that is a financing entity of the Company, in connection with the issuance by such financing entity of equity securities or other securities in transactions substantially similar in structure to the transactions contemplated under the indenture and in the trust agreement, or (B) any guarantees of the Company in respect of the equity or other securities of any financing entity referred to in clause (A) above.

As a unitary savings and loan association holding company regulated by the OTS, almost all of our operating assets are owned by Astoria Federal.  Holders of junior subordinated debt securities should look only to us for payments on such junior subordinated debt securities. We rely primarily on dividends from Astoria Federal to meet our obligations for payment of principal and interest on our outstanding debt obligations. We are a legal entity separate and distinct from its subsidiaries. There are regulatory limitations on the payment of dividends directly or indirectly to us from Astoria Federal. In addition, Astoria Federal is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof.  Such restrictions prevent us from borrowing from Astoria Federal unless the loans are secured by various types of collateral.  Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Astoria Federal. Also, as a savings and loan association, our right to receive, our rights, the rights of our creditors and the rights of our stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary.  Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries (including Astoria Federal’s deposit liabilities). The indenture will not limit the incurrence or issuance of other secured or unsecured debt of us or any subsidiary, including senior indebtedness.

Governing Law.  The indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee. The indenture trustee will not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debt securities, unless the indenture trustee is offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.  The indenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.  In case an event of default has occurred (which has not been cured or waived), the indenture trustee must exercise the rights and powers vested in it under the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Description of the Guarantee

We will execute and deliver a guarantee at the same time that capital securities are issued.  The following description sets forth certain general terms and provisions of the guarantee.  The particular terms of the guarantee and the extent, if any, to which these general provisions may apply to the guarantee, will be described in the related prospectus supplement.  The following summary of the guarantee is not complete.  We urge you to read the guarantee that will be filed with the SEC and the description of the additional terms of the guarantee included in the prospectus supplement. Accordingly, for a description of the terms of a particular guarantee, reference must be made to the related prospectus supplement and guarantee as well as to the following description.

General.  We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the payments with respect to the capital securities to the extent not paid by the Trust.  The payments that will be subject to the guarantee are:

•	any accrued and unpaid distributions required to be paid on the capital securities, to the extent that the Trust has sufficient funds legally available at that time;

•
the applicable redemption price with respect to the capital securities that are (i) called for redemption or (ii) mandatorily redeemed, to the extent that the Trust has sufficient funds legally available at that time; and

•
upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the junior subordinated debt securities to holders of the capital securities), the lesser of (i) the liquidation amount and any accrued and unpaid distributions on the capital securities, to the extent the Trust has sufficient funds legally available at that time, and (ii) the amount of assets of the Trust remaining available for distribution to holders of capital securities after satisfying the liabilities owed to the Trust’s creditors as required by applicable law.

The guarantee will rank subordinate and junior to all senior debt to the extent provided in the guarantee, as discussed under “—Status of the Guarantee.” Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the capital securities or by causing the Trust to pay these amounts to the holders of the capital securities.

The guarantee will be an irrevocable guarantee on a subordinated basis of the Trust’s obligations under the capital securities, but will apply only to the extent that the Trust has sufficient funds legally available at such time to make these payments.  If we do not make interest and other payments on the junior subordinated debt securities held by the Trust, then the Trust will not be able to pay you the distributions and other amounts due on the capital securities since it will not have funds legally available therefor.  Please refer to the “—Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee.”

If we default on our obligation to pay amounts payable under the junior subordinated debt securities, the Trust will lack funds for the payment of distributions and other amounts when due, and the holders of the capital securities will not be able to rely upon the guarantee for payment of such amounts.  However, if an event of default exists that is attributable to our failure to pay principal of or interest on the junior subordinated debt securities on a payment date, then any holder of capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder.  In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of capital securities in the direct action.  Except as described herein, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities or assert directly any other rights in respect of the junior subordinated debt securities.  The trust agreement will provide that each holder of capital securities by accepting the capital securities agrees to the provisions of the guarantee and the indenture.

We will, through our guarantee, the trust agreement, the junior subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under the capital securities.  No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee.  Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust’s obligations under the capital securities.  Please refer to “—Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee” for more information about our guarantee.

Status of the Guarantee.  Our guarantee will constitute an unsecured obligation and will rank subordinate and junior to all present and future senior debt in the same manner as the junior subordinated debt securities, as described under “—Description of Junior Subordinated Debt Securities— Subordination.” In addition, as a savings and loan association holding company, our rights, the rights of our creditors and the rights of our stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary.  Accordingly, our obligations under the guarantee effectively will be subordinated to all existing and future liabilities and preferred equity of our present and future subsidiaries (including Astoria Federal’s deposit liabilities). As a result, claimants should look only to our assets for payments under the guarantee.  Please refer to “—Description of Junior Subordinated Debt Securities—General.”

Our guarantee will rank equal to all of our other guarantees with respect to our past and future preferred beneficial interests issued by our other trusts.  The guarantee does not limit us from incurring additional debt (including senior debt) or from entering into a highly leveraged or other transaction that may adversely affect us, and our subsidiaries are not limited from incurring liabilities or issuing preferred equity that would be structurally senior to the guarantee and the junior subordinated debt securities.  We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities and may issue preferred equity.

Our guarantee will constitute a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee, any other person or entity.  Our guarantee will be held for the benefit of the holders of the capital securities.  Our guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the junior subordinated debt securities to the holders of the capital securities.

Events of Default.  There will be an event of default under the guarantee if we fail to perform any of our payment or other obligations under the guarantee, except that with respect to a default in payment of any guarantee payment, we must have first received notice of the default and shall not have cured the default within 60 days after receipt of the notice. The holders of a majority in liquidation amount of outstanding capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our guarantee; provided, however, that the guarantee trustee shall have the right to decline to follow any such direction if the guarantee trustee determines that the actions would unjustly prejudice the holders not taking part, or if the guarantee trustee is advised by legal counsel that the action may not be lawfully taken, or if the guarantee trustee determines that the action would involve the guarantee trustee in personal liability.

In the event of a failure to make a payment under the guarantee, any holder of the capital securities may institute a legal proceeding directly against us without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.

Amendments and Assignment.  Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no approval will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding capital securities.  Please refer to “—Description of Capital Securities—Voting Rights; Amendment of the Trust Agreement” for more information about the manner of obtaining the holders’ approval.  All guarantees and agreements contained in the guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.  We, as guarantor, may not assign our rights or delegate our obligations under the guarantee, except in connection with any merger or consolidation as permitted by the indenture.

Termination of the Guarantee.  Our guarantee will terminate upon:

•	full payment of the applicable redemption price of all outstanding capital securities;

•	full payment of the liquidation distribution payable upon dissolution of the Trust; or

•	distribution of junior subordinated debt securities to the holders of the capital securities.

Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Information Concerning the Guarantee Trustee.  The guarantee trustee, unless we default under the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Governing Law.  The guarantee will be governed by and construed in accordance with the laws of the State of New York.

Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee

Full and Unconditional Guarantee.  Under the guarantee, we will guarantee, on a subordinated basis, payments of distributions and other amounts due on the capital securities to the extent the Trusts have sufficient funds legally available to make these payments as and to the extent set forth under “—Description of the Guarantee.” Taken together, our obligations under our guarantee, the junior subordinated debt securities, the indenture and the trust agreement will provide a full, irrevocable and unconditional guarantee of each Trust’s payments of distributions and other amounts due on the capital securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee.  Only the combined operation of these documents effectively will provide a full, irrevocable and unconditional guarantee of the Trust’s obligations under the capital securities.

If and to the extent that we do not make the required payments on the junior subordinated debt securities, the Trusts will not have sufficient funds to make their related payments, including distributions on the capital securities.  Our guarantee will not cover any payments when such Trust does not have sufficient funds legally available to make those payments.  Our obligations will be subordinate and junior to all senior debt.

Sufficiency of Payments.  As long as we pay the interest and other payments when due on the junior subordinated debt securities, the Trusts will have sufficient funds to cover distributions and other amounts due on the capital securities, primarily because:

•
the aggregate principal amount or maturity or redemption price of the junior subordinated debt securities will equal the aggregate sum of the liquidation amount or redemption price, as applicable, of the capital securities and common securities;

•
the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution payment dates and other payment dates for the capital securities;

•	as sponsor, we will pay for all and any costs, expenses and liabilities of the Trusts, except for the Trusts’ obligations to holders of capital securities; and

•	the trust agreement will also provide that the applicable Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement Rights of Holders of Capital Securities.  Holders of capital securities may institute a legal proceeding directly against us for nonpayment of amounts payable on the capital securities and to enforce rights under our guarantee without first instituting a legal proceeding against the indenture trustee, the guarantee trustee, the Trust or any other person or entity.

A default or event of default under any senior debt would not constitute a default or event of default under the trust agreement.  However, if there are payment defaults under, or accelerations of, senior debt or there is a distribution of our assets upon a bankruptcy, insolvency or similar proceeding involving us, the subordination provisions of the indenture will provide that we cannot make payments in respect of the junior subordinated debt securities until we have paid the senior debt in full or we have cured the related default or the related default has been waived.  Our failure to make required payments on junior subordinated debt securities would constitute an event of default under the trust agreement.

Rights Upon Dissolution.  Unless the junior subordinated debt securities are distributed to holders of the capital securities, if the Trusts are voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trusts’ creditors as required by applicable law, the holders of the capital securities will be entitled to receive, out of assets held by the Trusts, the liquidation distribution in cash.  Please refer to “—Description of Capital Securities—Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities.”

If we are voluntarily or involuntarily liquidated or bankrupted, the institutional trustee, as holder of the junior subordinated debt securities, would be one of our subordinated creditors, subordinated in right of payment to all senior debt, but entitled to receive payment in full of the principal of and interest on such junior subordinated debt securities before any of our stockholders receive payments or distributions.  Since we will be the guarantor under the guarantees and will agree to pay all costs, expenses and liabilities of the Trusts (other than the Trusts’ obligations to the holders of its capital securities), the positions of a holder of capital securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase AFC Common Stock or AFC Preferred Stock.  We may offer warrants separately or together with one or more additional warrants, debt securities, AFC Preferred Stock or AFC Common Stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement.  If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement.  The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description sets forth certain general terms and provisions of the warrants.  The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the warrants, will be described in the related prospectus supplement.  The following summaries of the warrants are not complete. We urge you to read the warrant agreement(s) that will be filed with the SEC and the description of the additional terms of the warrants included in the prospectus supplement. Accordingly, for a description of the terms of the warrants, reference must be made to the related prospectus supplement and warrant agreement(s) as well as to the following description.

 The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material federal income tax considerations applicable to the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provision of the warrants, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of AFC Common Stock or AFC Preferred Stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities or other securities, including AFC Common Stock, AFC Preferred Stock, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

•
the designation and the terms of the units and of the debt securities, AFC Preferred Stock, AFC Common Stock and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, AFC Preferred Stock, AFC Common Stock or warrants constituting the units; and

•	any applicable federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Warrants” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, AFC Preferred Stock, AFC Common Stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete.  We urge you to read the unit agreement that will be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any debt security, AFC Preferred Stock, AFC Common Stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the five clauses described above under “—Modification without Consent of Holders”); or

•
reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the five clauses described above under “—Modification without Consent of Holders”).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification of the Indentures.”

Consolidation, Merger or Sale of Assets.    The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•
we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person, referred to as the Surviving Entity, is a company organized and existing under the laws of the United States or any State or territory;

•
the Surviving Entity will expressly assume all of our obligations under the unit agreement and will, if required by law to effectuate the assumption, execute supplemental indentures which will  be delivered to the unit agent and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•
we or the Surviving Entity will have delivered to the unit agent an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a unit at the expense of the holder upon surrender of that certificate to the unit agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•
during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice; or

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us.

Unit Agreement Not Qualified under Trust Indenture Act.  The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act.  Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act.  However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.  We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

LEGALITY

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Sonnenschein Nath & Rosenthal LLP, Two World Financial Center, New York, New York 10281.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of AFC as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$	*
Trustee fees and expenses		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous		**
TOTAL	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, the Company is deferring payment of the registration fee for the securities registered pursuant to this Registration Statement.
**	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.  Such a person may be indemnified if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, such person no reasonable cause to believe such person’s conduct was unlawful.

Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation.

Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article X of the Company’s Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Company.

Article X also empowers the Company to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Article X.

Article XI of the Company’s Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the Company maintains a directors’ and officers’ liability policy.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

EXHIBIT	DESCRIPTION

1	Underwriting Agreement (1)
4.1	Form of Indenture for Senior Debt Securities(1)
4.2	Form of Indenture for Subordinated Debt Securities(1)
4.3	Form of Junior Subordinated Indenture between the Company and Trustee(1)
4.4	Form of Junior Subordinated Debt Securities of the Company (included in Exhibit 4.3) (1)
4.5	Form of Capital Security Certificate (included in Exhibit 4.3) (1)
4.6	Form of Certificate of Trust of each Delaware statutory trust to be formed by Astoria Financial Corporation (1)
4.7	Form of Amended and Restated Declaration of Trust of each Delaware statutory trust to be formed by Astoria Financial Corporation (1)
4.8	Form of Guarantee Agreement(1)
4.9	Form of Specimen Certificate for Astoria Financial Corporation’s Common Stock(2)
4.10	Form of Preferred Stock Certificate of Designations, Rights and Preferences(1)
4.11	Form of Specimen Certificate for Astoria Financial Corporation’s Preferred Stock(1)
4.12	Form of Warrant Agreement (including Form of Warrant Certificate)(1)

4.13	Form of Unit Agreement (including Form of Unit Certificate)(1)
4.14	Certificate of Incorporation of Astoria Financial Corporation, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006(3)
4.15	Bylaws of Astoria Financial Corporation, as amended March 19, 2008(4)
4.16	Federal Stock Charter of Astoria Federal Savings and Loan Association(5)
4.17	Bylaws of Astoria Federal Savings and Loan Association, as amended effective August 19, 2009(6)
4.18	Astoria Financial Corporation Automatic Dividend Reinvestment and Stock Purchase Plan(7)
5	Opinion of Sonnenschein Nath & Rosenthal LLP (2)
8	Opinion re: Tax Matters (1)
12	Statements re: Computation of Ratios (1)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (2)
23.2	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5 to this Registration Statement)
24	Power of Attorney (included in the signature pages to this Registration Statement)
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Junior Subordinated Indenture(1)
25.2
Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Amended and Restated Declaration of Trust of each Delaware statutory trust to be formed by Astoria Financial Corporation (1)

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Guarantee Agreement (1)

(1)
To be filed subsequently as an exhibit to a Current Report on Form 8-K and incorporated by reference or by a post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

(2)	Filed herewith.
(3)
Incorporated by reference to (i) Astoria Financial Corporation’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, filed with the SEC on September 10, 1998 (File Number 000-22228), (ii) Astoria Financial Corporation’s Current Report on Form 8-K, dated September 6, 2006, filed with the SEC on September 11, 2006 (File Number 001-11967) and (iii) Astoria Financial Corporation’s Current Report on Form 8-K, dated September 20, 2006, filed with the SEC on September 22, 2006 (File Number 001-11967).

(4)	Incorporated by reference to Astoria Financial Corporation’s Current Report on Form 8-K, dated March 19, 2008, filed with the SEC on March 20, 2008 (File Number 001-11967).
(5)	Incorporated by reference to Astoria Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 26, 2001 (File Number 000-22228).
(6)	Incorporated by reference to Astoria Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 6, 2009 (File Number 001-11967).
(7)	Incorporated by reference to Form 424B3 Prospectus Supplement, filed with the SEC on February 1, 2000 (File Number 033-98532).

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)
Paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by any of the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on May 19, 2010.

Astoria Financial Corporation

/s/ George L. Engelke, Jr.
George L. Engelke, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George L. Engelke, Jr., Monte N. Redman, Alan P. Eggleston and Frank E. Fusco, and each of them individually, as their true and lawful attorney-in-fact in any and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Chairman and Chief Executive
/s/ George L. Engelke, Jr.	Officer (Principal Executive	May 19, 2010
George L. Engelke, Jr.	Officer)

/s/ Monte N. Redman	President and Chief Operating	May 19, 2010
Monte N. Redman	Officer

/s/ Alan P. Eggleston	Executive Vice President, Secretary	May 19, 2010
Alan P. Eggleston	and General Counsel

Executive Vice President, Treasurer
and Chief Financial Officer
/s/ Frank E. Fusco	(Principal Financial and	May 19, 2010
Frank E. Fusco	Accounting Officer)

/s/ Gerard C. Keegan	Director, Vice Chairman and Chief	May 19, 2010
Gerard C. Keegan	Administrative Officer

/s/ John J. Conefry, Jr.	Director and Vice Chairman	May 19, 2010
John J. Conefry, Jr.

/s/ Ralph F. Palleschi	Director	May 19, 2010
Ralph F. Palleschi

/s/ John R. Chrin	Director	May 19, 2010
John R. Chrin

Director
Denis J. Connors

Director
Thomas J. Donahue

/s/ Peter C. Haeffner, Jr.	Director	May 19, 2010
Peter C. Haeffner, Jr.

/s/ Brian M. Leeney	Director	May 19, 2010
Brian M. Leeney

/s/ Thomas V. Powderly	Director	May 19, 2010
Thomas V. Powderly